                                                                EXHIBIT 10.9

                           INTEREST PURCHASE AGREEMENT

      This INTEREST PURCHASE AGREEMENT (this "Agreement") is dated as of December 20, 1999, by and between PaperExchange.com, LLC, a Delaware limited liability company (the "Company"), and Kent A. Dolby (the "Holder").

      WHEREAS, the Company wishes to sell and the Holder wishes to buy certain ownership interests in the Company on the terms and subject to the restrictions contained in this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Company and the Holder agree as follows:

      1. DEFINITIONS. As used herein, the following terms shall have the meanings specified below:

      "Act" has the meaning set forth in Section 4(a) hereof.

      "Balance Sheet" means the balance sheet of the Company dated as of December 31, 1998.

      "Company" has the meaning set forth in the preamble hereto.

      "Employment Agreement" means the Employment Agreement of even date herewith between the Company and the Holder.

      "Financial Statements" means the unaudited financial statements of the Company for the period commencing on April 10, 1998 and ending on December 31, 1998.

      "Fully-Diluted Basis" means the calculation of all of the issued and outstanding equity interests in the Company after giving effect to the exercise of all Warrants.

      "Holder" has the meaning set forth in the introductory paragraph hereof.

      "Imputed Rate" means the applicable Federal rate as defined under Section 1274(d) of the Internal Revenue Code of 1986, as amended.

      "Interest Price" means $2.38284 per Membership Interest.

      "Interests" means the Membership Interests of the Company issued to the Holder pursuant to the terms hereof, and any other units or securities of a successor entity issued to the Holder pursuant to any recapitalization, reorganization, or merger of the Company, including in connection with a Reorganization.

      "Management Board" means the management board of the Company or, in the event of a Reorganization, any other similar managing body of the successor entity.

      "Membership Interest" has the meaning set forth in the Operating
Agreement.

      "Note" has the meaning set forth in Section 2 hereof.

      "Operating Agreement" means the Company's Amended and Restated Operating Agreement, dated as of June 1, 1999, among the Company and its members, as amended by the Amendment to the Amended and Restated Operating Agreement, dated as of August 26, 1999, and the Second Amendment to the Amended and Restated Operating Agreement, dated as of November 23, 1999, and, after the date hereof, the Operating Agreement Amendment, all as further amended from time to time.

      "Operating Agreement Amendment" has the meaning set forth in Section 2 hereof.

      "Option Agreement" means the Equity Option Agreement of even date herewith between the Company and the Holder.

      "Percentage Interest" has the meaning set forth in the Operating
Agreement.

      "Purchase Price" has the meaning set forth in Section 2 hereof.

      "Reorganization" means the reorganization or conversion of the Company from a limited liability company into any other form of entity, including any such reorganization effected by way of merger or transfer of all or substantially all of the assets or Membership Interests and Economic Interests (as such term is defined in the Operating Agreement) of the Company to a corporation or other entity formed at the direction of the Management Board for purposes of such reorganization.

      "Transfer" has the meaning ascribed to such term in Section 7 of the Operating Agreement.

      "Warrants" means those certain warrants to purchase equity interests of the Company issued on October 15, 1999, as reflected in the chart in Section 2.2(e) hereof.

      2. PURCHASE AND SALE OF INTERESTS.

      2.1 Subject to the terms and conditions hereinafter set forth and in reliance on the representations and warranties contained herein, the Company hereby issues and sells to the Holder and the Holder hereby purchases from the Company, on the date hereof, 441,754 Interests. If all of the Employee's options were exercised pursuant to the Option Agreement, the Interests would represent a one percent (1%) Percentage Interest in the Company calculated as of the date hereof on a Fully-Diluted Basis. The aggregate purchase price paid by the Holder for the Interests will be $1,052,632 (the "Purchase Price"). On the date hereof
(a) the full amount of the Purchase Price will be paid to the Company by delivery of the Holder's promissory note to the Company in an aggregate principal amount equal to the Purchase Price and in the form of Exhibit A hereto (the "Note"), (b) the Operating Agreement shall be amended to reflect the Holder's purchase of the Interests hereunder and the Holder's admission as a Member of the Company, in accordance with that certain amendment to the Operating Agreement to be executed by the Company and each of the Members in the form of Exhibit B attached hereto (the "Operating Agreement Amendment"), (c) the Holder shall execute the

Irrevocable Voting Proxy of even date herewith in favor of Robert K. Kraft, and
(d) the Holder will deliver to and pledge all of the Interests to the Company pursuant to the terms of the Note (including without limitation executing UCC-1 financing statements in connection with the Note), together with appropriate instruments of assignment thereof reasonably acceptable to, and duly executed in blank by, the Holder.

      2.2 Representations and Warranties of the Company. The Company represents and warrants as follows:

            (a) After giving effect to the purchase and sale effected hereby the Interests will be duly authorized and validly issued in compliance with the Certificate of Formation of the Company and the Operating Agreement.

            (b) The Company is a limited liability company organized, validly subsisting and in good standing under the laws of Delaware. The Company has all necessary corporate power, authority and capacity to own its properties and assets and to carry on its business. The Company has full right, power, capacity and authority to enter into and perform its obligations under this Agreement, the Employment Agreement and the Option Agreement. Copies of the certificate of formation and Operating Agreement of the Company including all amendments thereto and restatements thereof are annexed as Schedule 1.

            (c) The entering into, execution and delivery by the Company of this Agreement, the Employment Agreement and the Option Agreement, and the other agreements contemplated herein to which it is a party, has been duly authorized by all necessary action on behalf of the Company. This Agreement and the Employment Agreement have been duly executed and delivered by the Company. This Agreement, the Employment Agreement and the Option Agreement constitute the legal, valid, and binding obligation of the Company enforceable against it in accordance with their terms (subject, as to the enforcement of remedies, to bankruptcy, reorganization, insolvency, moratorium, and other laws relating to or affecting creditors' rights generally and subject to the availability of equitable remedies). Neither the execution and delivery of this Agreement, nor the Employment Agreement, nor the Option Agreement, nor the performance by the Company of its obligations hereunder or thereunder will conflict with, or, to the Company's knowledge, result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, the laws applicable to the Company, any judgment, order, writ, injunction or decree of any governmental or regulatory authority, the organizational documents of the Company, or the provisions of any agreement, arrangement or understanding to which the Company is a party or by which it, its business or its assets and properties are bound or affected.

            (d) To the Company's knowledge, it holds all material licenses, permits and authorizations necessary for the lawful operation of its business pursuant to all applicable statutes, laws, ordinances, rules and regulations of all authorities having jurisdiction over the Company or over any part of the business. To the Company's knowledge, it is not in violation of any laws or regulations concerning its business, except for violations that are immaterial to the condition and operation of the business.

            (e) On closing of the Holder's purchase of the Interests after giving effect to the transactions contemplated hereby, the ownership of the Company on a Fully-Diluted Basis will be as follows:

--------------------------------------------------------------------------------
                        MEMBERSHIP       WARRANTS                       DILUTED
                        INTERESTS        @$2/SHARE         TOTAL       OWNERSHIP
--------------------------------------------------------------------------------
Kraft Group LLC         22,026,000       2,979,168      25,005,168     58.96268%
--------------------------------------------------------------------------------
Internet Capital        9,457,320        1,279,167      10,736,487     25.31685%
Group (PE.com
Holdings)
--------------------------------------------------------------------------------
Terrapin Partners LLC   2,495,253        337,500        2,832,753      6.67969%
--------------------------------------------------------------------------------
Hilton Plein            1,109,001        150,000        1,259,001      2.96875%
--------------------------------------------------------------------------------
Roger Stone             1,109,001        150,000        1,259,001      2.96875%
--------------------------------------------------------------------------------
M&M Kaplan              369,669          50,001         419,670        0.98959%
--------------------------------------------------------------------------------
L Stone                 184,833          24,999         209,832        0.49478%
--------------------------------------------------------------------------------
J Stone                 184,833          24,999         209,832        0.49478%
--------------------------------------------------------------------------------
Steve Kaplan            30,804           4,167          34,971         0.08246%
--------------------------------------------------------------------------------
Kent A. Dolby           441,754                         441,754        1.04167%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TOTAL SHARES
OUTSTANDING             37,408,468       5,000,001       42,408,469     100%
--------------------------------------------------------------------------------

      Except as set forth on Schedule 2 attached hereto, and except as set forth immediately above, there are no outstanding securities convertible into or exchangeable or exercisable for any Membership Interests or Economic Interests in the Company, nor does the Company have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance of, any Membership Interests or Economic Interests in the Company or any securities convertible into or exchangeable or exercisable for any Membership Interests or Economic Interests in the Company.

            (f) The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied. The Balance Sheet presents fairly a true and complete statement in all material respects of the financial condition, assets and properties and liabilities of the Company as at December 31, 1998 and the related income statements forming a part of the Financial Statements accurately sets forth in all material respects the results of the operations of the Company throughout the period covered thereby. The Financial Statements do not contain any extraordinary items or items of special or nonrecurring income or any other income not earned in the ordinary course of business, except as expressly specified therein.

            (g) To the Company's knowledge, since the date of the Balance Sheet, there has not been any event or events, alone or in the aggregate, having a material adverse affect on the Company (excluding general economic conditions).

      3. RESTRICTIONS ON TRANSFER. The Holder agrees (i) to be bound by the transfer restrictions set forth in the Operating Agreement, and (ii) to execute the Operating Agreement Amendment simultaneously with the purchase of the Interests hereunder. Upon the Transfer by the Holder of all or any portion of the Interests, other than pursuant to any

Reorganization or in connection with permitted assignments under the terms of the Operating Agreement, the Note shall become immediately due and payable. The Holder agrees that in connection with any Reorganization the Holder shall upon request of the Management Board execute documents required to effect such Reorganization, including documents evidencing the Holder's agreement to comply with any restrictions imposed by the Management Board generally upon all of the holders (other than Kraft, PE.com Holdings LLC ("PEH"), or any transferees or assignees of Kraft or PEH) of Membership Interests (or the capital stock or other securities received in exchange for Membership Interests (or into which Membership Interests are converted) in a Reorganization) with respect to the Transfer or voting thereof. The Holder understands and agrees that this constitutes an irrevocable commitment which the Holder shall not have the right to cancel or veto.

      4. INVESTMENT REPRESENTATIONS.

      (a) The Holder represents that the Interests are being acquired by him for his own account for investment and not with a view to the distribution thereof. The Holder understands that the Interests have not been registered under the Securities Act of 1933, as amended (the "Act"), on the grounds that the offer and sale of the Interests to him are exempt from the registration requirements of the Act under Section 4(2) thereof as a transaction not involving any public offering of the Interests. The Holder understands that the Company's reliance on such exemption is predicated in part on the representations of the Holder which are contained herein.

      (b) The Holder understands that he must bear the economic risk of his investment in the Interests for an indefinite period of time because the Interests have not been registered under the Act and, therefore, cannot be sold unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder agrees that he will not offer to Transfer any of the Interests except as expressly permitted by the Operating Agreement and this Agreement and then only after the Company has received an opinion of counsel that such offer or Transfer is not in violation of the registration requirements of the Securities Act of 1933, as amended, or other applicable law.

      (c) The Holder represents that he is a resident of the Commonwealth of Pennsylvania.

      (d) The Holder represents and confirms that he has had an opportunity to obtain information concerning the Company as desired to evaluate the merits and risks in holding the Interests, and the Holder is not relying on any statement, representation or warranty made by the Company or any person except for the representations and warranties of the Company set forth in this Agreement.

      5. GENERAL.

      5.1. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

      If to the Company, to:

            PaperExchange.com, LLC
            545 Boylston Street
            Boston, Massachusetts 02108
            Attention: Chairman

      With a copy sent contemporaneously to:

            Jonathan K. Bernstein, Esq.
            Bingham Dana LLP
            150 Federal Street
            Boston, Massachusetts 02110

      If to the Holder, to:

            Kent A. Dolby
            632 Olympia Hills Circle
            Berwyn, Pennsylvania 19312

      With a copy sent contemporaneously to:

            Michael A. Schlesinger, Esq.
            Tucker Flyer
            1615 L Street, N.W.
            Suite 400
            Washington, D.C. 20036

      Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, three (3) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched.

      5.2. Equitable Remedies. Each of the parties hereto acknowledges and agrees that upon any breach by the Holder of his obligations under Section 3 hereof, the Company will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief.

      5.3. Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

      5.4. Waivers. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

      5.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      5.6. Assigns. This Agreement shall not be assignable or transferable by the Holder without the Company's prior written consent thereto. Any Reorganization will require that, at closing thereon, this Agreement, the Employment Agreement and the Option Agreement, and all of the Company's obligations hereunder and thereunder, are fully assumed by the Company's transferee or successor in interest.

      5.7. Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto. Nothing in this Agreement shall be construed as a grant to the Holder of any right to continuing employment with the Company or to restrict in any way the right to terminate the Holder's employment at any time.

      5.8. Governing Law. This Agreement and the obligations of the parties hereunder shall be deemed to be a contract under seal and shall for all purposes be governed by and construed in accordance with the internal laws of the State of Delaware without reference to principles of conflicts of law.

      5.9 Consent to Jurisdiction, Counsel. The Holder agrees that the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts shall have exclusive jurisdiction to hear and determine any claims or disputes between or among the Holder and any person or entity (including, without limitation, the Company) pertaining directly or indirectly to this Agreement or to any matter arising hereunder. The Holder expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made by registered or certified mail addressed to the Holder at the address set forth herein. The Holder acknowledges that he has carefully read this Agreement and that he has had an opportunity to consult with an attorney of its own selection before signing it and he understands the effects of this Agreement and is signing it voluntarily

      5.10. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

      5.11. Waiver of Jury Trial. EACH PARTY HERETO WAIVES ITS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY AGREEMENT, CONTRACT OR OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                           [Execution page to follow.]

      IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

THE COMPANY:                        PAPEREXCHANGE.COM, LLC


                                    By: /s/ Robert K. Kraft
                                        ------------------------
                                        Name:   Robert K. Kraft
                                        Title:  Chairman


THE HOLDER:

                                    /s/ Kent A. Dolby
                                    ----------------------------
                                    Kent A. Dolby

                                   SCHEDULE 1

                     Formation and Organizational Documents

                                   SCHEDULE 2

                   Outstanding Rights to Purchase or Subscribe

o Two (2) Employees are permitted to purchase an aggregate maximum of $200,000 of restricted equity in the Company in connection with an IPO.

o Outstanding options granted pursuant to the Company's 1998 Equity Option Plan, as amended, to purchase an aggregate of 2,757,248 Economic Interests of the Company.

                                    EXHIBIT A

                                  Form of Note

                                    EXHIBIT B

                          Operating Agreement Amendment